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                                                                    EXHIBIT 99.1



                                               FOR INFORMATION CONTACT:
                                               Investor Relations
                                               (408) 566-2213


                AUSPEX REPORTS THIRD FISCAL QUARTER 2000 RESULTS

SANTA CLARA, CA -- April 20,2000 -- Auspex Systems, Inc. (NASDAQ: ASPX), a leader in the Network Attached Storage market, today reported results for its third fiscal quarter 2000 ended March 31, 2000.

Revenues for the third quarter ended March 31, 2000 were $21.4 million, versus $22.6 million in the prior quarter. The net loss for the third quarter was $39.9 million, or $1.45 per share compared with a net loss of $16.3 million, or $.59 per share for the previous quarter ended December 31, 1999. The Company wrote-off severance costs and idle assets in the third fiscal quarter ended March 31, 2000 related to the restructuring of its operations in the amount of $17.6 million. Additionally, operational write-offs of $4.2 million were taken to reserve inventory and reduce other assets. The pro forma net loss excluding the restructuring and operating write-offs was $17.9 million, or $.67 per share. The restructuring includes a worldwide workforce reduction of 30% and consolidation of operations that is projected to lower overall operating expenses by over $40 million per year. "We have taken significant steps to refocus our business and to bring our operating costs in line. By taking these steps we believe we can strengthen those areas that represent the best opportunities for growth moving forward," said Gary J. Sbona, Chairman and Chief Executive Officer.

On February 15, 2000, the Company retained the services of Regent Pacific Management Corporation. In particular, the Company named Gary J. Sbona, the CEO of Regent Pacific, to serve as Auspex's Chairman and Chief Executive Officer. "We need to improve our performance from our current levels of operation," said Sbona. "We are evaluating every area of the business with the objective of improving results over the next few quarters, and increasing shareholder value."

Also early in the quarter, in January 2000, Auspex completed a $25 million equity financing with three institutional investors.

SPECIAL NOTE

The statement above regarding projected lower overall operating expenses is a forward-looking statement that involves risks and uncertainties. Actual results may differ materially from those projected in this statement for various reasons, including the following: The company's ability to attract and retain key personnel; increase market penetration outside of it's current customer base; rapidly evolve the technology and products with the performance, functionality, and reliability required by its customers; the ability to leverage alternate channels of distribution; the impact of competitive products and pricing; and general economic conditions in Japan, North America and Europe. For additional

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information on risks and uncertainties, see the company's public reports filed with the SEC, including the company's Form 10-K for the 1999 fiscal year and the company's most recent Form 10-Q

ABOUT AUSPEX

Auspex Systems is a leading provider of network data-access solutions for All the Data, All the Time(TM). The company's customers are the market leaders and innovators in some of today's most competitive industries, where around-the-clock availability of data is essential in order to achieve the individual objectives of their businesses. Auspex employs approximately 370 people, with worldwide direct and indirect sales channels. Visit the company's web site at www.auspex.com.

                                 (TABLES FOLLOW)


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                              AUSPEX SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED              NINE MONTHS ENDED
                                                              MARCH 31,       MARCH 31,       MARCH 31,       MARCH 31,
                                                                2000            1999            2000            1999
                                                              ---------       ---------       ---------       ---------
Revenues
    Product revenue                                           $  14,501       $  18,551       $  49,158       $  62,934
    Service revenue                                               6,861           8,218          20,980          24,456
                                                              ---------       ---------       ---------       ---------
      Total revenues                                             21,362          26,769          70,138          87,390

Cost of Revenues
    Cost of product revenue                                      12,087           9,987          32,113          32,465
    Cost of service revenue                                       7,622           5,598          20,828          17,067
                                                              ---------       ---------       ---------       ---------
      Total cost of revenues                                     19,709          15,585          52,941          49,532
                                                              ---------       ---------       ---------       ---------
      Gross margin                                                1,653          11,184          17,197          37,858

Operating Expenses
    Selling, general and administrative                          15,567          13,701          43,759          38,730
    Research and development                                      8,578           9,026          24,858          26,125
    Restructuring                                                17,642              --          17,642               0
                                                              ---------       ---------       ---------       ---------
      Total operating expenses                                   41,787          22,727          86,259          64,855
                                                              ---------       ---------       ---------       ---------

      Income / (loss) from operations                           (40,134)        (11,543)        (69,062)        (26,997)
Other income (expense), net                                         555             652           1,088           1,569
                                                              ---------       ---------       ---------       ---------
      Income / (loss) before provision for income taxes         (39,579)        (10,891)        (67,974)        (25,428)
Provision for income taxes                                          279              40             429             107
                                                              ---------       ---------       ---------       ---------
Net income / (loss)                                           $ (39,858)      $ (10,931)      $ (68,403)      $ (25,535)
                                                              =========       =========       =========       =========

Preferred stock dividend requirement                              1,175              --           1,175               0
                                                              ---------       ---------       ---------       ---------
Net income/ (loss) available to common stockholders           $ (41,033)      $ (10,931)      $ (69,578)      $ (25,535)
                                                              =========       =========       =========       =========

Net income / (loss) per share
    Basic                                                     $   (1.45)      $   (0.42)      $   (2.51)      $   (0.99)
                                                              =========       =========       =========       =========
    Diluted                                                   $   (1.45)      $   (0.42)      $   (2.51)      $   (0.99)
                                                              =========       =========       =========       =========

Number of shares used in per share computations
    Basic                                                        28,254          26,077          27,672          25,833
                                                              =========       =========       =========       =========
    Diluted                                                      28,254          26,077          27,672          25,833
                                                              =========       =========       =========       =========

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                              AUSPEX SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                      MARCH 31,       JUNE 30,
                                                        2000           1999
                                                     -----------     ---------
                                                     (UNAUDITED)
Assets
Current Assets
    Cash and short-term investments                   $  40,053      $  42,637
    Accounts receivable, net                             17,413         20,374
    Inventories                                           5,422         10,905
    Prepaid and other                                     4,147          9,919
                                                      ---------      ---------
      Total current assets                               67,035         83,835

Property and Equipment, net                              16,959         28,841
Other Assets                                              2,159          2,372
                                                      ---------      ---------
      Total assets                                    $  86,153      $ 115,048
                                                      =========      =========


Liabilities and Stockholders' Equity
Current Liabilities
    Accounts payable                                  $  11,029      $  13,316
    Accrued liabilities                                  22,743         11,975
    Deferred revenue                                     10,292         10,580
                                                      ---------      ---------
      Total current liabilities                          44,064         35,871


Stockholders' Equity                                     42,089         79,177
                                                      ---------      ---------
      Total liabilities and stockholders' equity      $  86,153      $ 115,048
                                                      =========      =========